First Internet Bancorp Reports Second Quarter 2024 Results

Fishers, Indiana, July 24, 2024 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

•Net income of $5.8 million and adjusted net income1 of $6.2 million, increases of 11.5% and 20.2%, respectively, from the first quarter of 2024

•Diluted earnings per share of $0.67 and adjusted diluted earnings per share1 of $0.72, increases of 13.6% and 22.0%, respectively, from the first quarter of 2024

•Net interest income of $21.3 million and fully-taxable equivalent net interest income1 of $22.5 million, increases of 2.9% and 2.6%, respectively, from the first quarter of 2024

•Net interest margin of 1.67% and fully-taxable equivalent net interest margin1 of 1.76%, both increases of 1 basis point from the first quarter of 2024

•Noninterest income of $11.0 million, a 32.2% increase from the first quarter of 2024

•Relative to the first quarter of 2024, total revenue growth of 11.3% outpaced noninterest expense growth and adjusted noninterest expense1 growth of 6.2% and 3.5%, respectively, resulting in positive operating leverage

•Loan growth of $51.3 million, a 1.3% increase from the first quarter of 2024

•Nonperforming loans to total loans of 0.33%; net charge-offs to average loans of 0.14%; allowance for credit losses to total loans of 1.10%

•Tangible book value per share1 of $42.37, a 1.3% increase from the first quarter of 2024, and a 6.3% increase from the second quarter of 2023

“Our strong upward earnings trajectory continued in the second quarter of 2024, driven by an increasingly diversified revenue base,” said David Becker, Chairman and Chief Executive Officer. “The optimization of our loan portfolio, solid loan growth, increasing asset yields, and stabilization of funding costs have led to improved net interest income.”

“At the same time, the continued growth of our SBA business, alongside other strategic initiatives, has helped drive improvement in noninterest income, which represented nearly one-third of total revenues during the first half of 2024, up from just under one-quarter of revenues for the comparable period a year ago.”
1 This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."

Mr. Becker concluded, “Entering the second half of the year, we remain confident in our ability to deliver continued improvement in operating fundamentals, while maintaining our rigorous approach to managing risk. I want to thank the entire First Internet team for their contribution towards our strong results and continued success.”

Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2024 was $21.3 million, compared to $20.7 million for the first quarter of 2024, and $18.1 million for the second quarter of 2023. On a fully-taxable equivalent basis, net interest income for the second quarter of 2024 was $22.5 million, compared to $21.9 million for the first quarter of 2024, and $19.5 million for the second quarter of 2023.

Total interest income for the second quarter of 2024 was $71.0 million, an increase of 4.1% compared to the first quarter of 2024, and an increase of 22.1% compared to the second quarter of 2023. On a fully-taxable equivalent basis, total interest income for the second quarter of 2024 was $72.1 million, an increase of 4.0% compared to the first quarter of 2024, and an increase of 21.3% compared to the second quarter of 2023. The yield on average interest-earning assets for the second quarter of 2024 increased to 5.54% from 5.45% for the first quarter of 2024, due to a 10 basis point (“bp”) increase in the yield earned on loans and a 21 bp increase in the yield earned on securities, partially offset by an 11 bp decrease in the yield earned on other earning assets. Compared to the linked quarter, average loan balances, including loans held-for-sale, increased $44.1 million, or 1.1%, while the average balance of securities increased $41.0 million, or 5.8%, and the average balance of other earning assets increased $34.9 million, or 8.0%.

Interest income earned on commercial loans was higher due primarily to increased average balances within the construction, small business lending and franchise finance portfolios. This was partially offset by lower average balances in the investor commercial real estate, public finance and healthcare finance portfolios. The continued shift in the loan mix reflects the Company’s focus on variable rate and higher-yielding products, in part, to help improve the interest rate risk profile of the balance sheet.

In the consumer loan portfolio, interest income was up due to the combination of slightly higher average balances and higher yields in the trailers, recreational vehicles and other consumer loan portfolios.

The yield on funded portfolio loan originations was 8.88% in the second quarter of 2024, an increase of 4 bps compared to the first quarter of 2024, and an increase of 46 bps compared to the second quarter of 2023.

Interest income earned on securities during the second quarter of 2024 increased $0.8 million, or 11.8%, compared to the first quarter of 2024 as the yield on the portfolio increased 21 bps to 4.02%, driven primarily by higher yields on new purchases. Interest income earned on other earning asset balances increased $0.4 million, or 5.8%, in the second quarter of 2024 compared to the linked quarter, due primarily to higher average cash balances, partially offset by lower yields.

Total interest expense for the second quarter of 2024 was $49.6 million, an increase of $2.2 million, or 4.6%, compared to the linked quarter as short-term rates remained stable throughout the quarter while average interest-bearing deposit balances increased $186.0 million, or 4.7%. Interest expense related to interest-bearing deposits increased $2.4 million, or 5.6%, driven primarily by certificates of deposits (“CDs”), interest-bearing demand deposits, money market accounts and BaaS-brokered deposits. The cost of interest-bearing deposits was 4.29% for the second quarter of 2024, compared to 4.25% for the first quarter of 2024.

Average CD balances increased $148.9 million, or 9.1%, compared to the linked quarter, driven by strong consumer demand, while the cost of funds increased 8 bps. The increase in the total cost of CDs was the lowest in the past two years, reflecting the narrowing gap between rates on new production/renewals and maturities. Assuming pricing remains in line with the second quarter, rates on new CD production are 6 – 8 bps lower than the rates on CDs maturing in the second half of 2024.

The average balance of interest-bearing demand deposits increased $59.0 million, or 14.2%, due to growth in fintech partnership deposits, while the cost of funds increased 15 bps. The average balance of money market accounts increased $25.0 million, or 2.1%, while the cost of funds increased 5 bps due to growth in larger-balance accounts. The average balance of BaaS – brokered deposits increased $34.3 million, or 40.2%, due to higher payments volumes, while the cost of funds decreased 2 bps.

These increases were partially offset by lower average brokered deposit balances, which decreased $81.7 million, or 13.5%, as excess liquidity was used to pay down $139.0 million of higher-cost brokered deposits.

Net interest margin (“NIM”) was 1.67% for the second quarter of 2024, up from 1.66% for the first quarter of 2024 and up from 1.53% for the second quarter of 2023. Fully-taxable equivalent NIM (“FTE NIM”) was 1.76% for the second quarter of 2024, up from 1.75% for the first quarter of 2024 and up from 1.64% for the second quarter of 2023. The pace of increase in NIM and FTE NIM was down compared to the last two quarters due primarily to lower growth in average loan balances as the Company experienced both early payoffs and later-than-anticipated funding of larger-balance loans.

Noninterest Income
Noninterest income for the second quarter of 2024 was $11.0 million, compared to $8.3 million for the first quarter of 2024, and $5.9 million for the second quarter of 2023. Gain on sale of loans totaled $8.3 million in the second quarter of 2024, increasing $1.8 million, or 26.9%, compared to the linked quarter. Gain on sale revenue consisted almost entirely of sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans during the second quarter of 2024. Loan sale volume was up 18.9% and net premiums increased 6 bps compared to the linked quarter. Other income increased $1.2 million during the quarter due primarily to distributions from fund investments. These increases were partially offset by a decline of $0.2 million in net loan servicing revenue driven by the fair value adjustment to the loan servicing asset.

Noninterest Expense
Noninterest expense totaled $22.3 million for the second quarter of 2024, compared to $21.0 million for the first quarter of 2024, and $18.7 million for the second quarter of 2023, representing increases of 6.2% and 19.6%, respectively. Excluding non-recurring costs of almost $0.6 million related to IT termination fees and anniversary expenses, adjusted noninterest expense totaled $21.8 million for the second quarter of 2024, an increase of $0.7 million, or 3.5%, compared to the linked quarter. The increase was due mainly to higher salaries and employee benefits, consulting and professional fees and loan expenses, partially offset by lower marketing expenses.

The increase in recurring salaries and employee benefits was $0.5 million and was due primarily to higher small business incentive compensation and staff additions in small business lending and risk management. Consulting and professional fees increased $0.2 million due to the timing of outsourced audit services. Loan expenses increased $0.2 million due mainly to collection costs and third-party servicer fees. The decrease in marketing expenses of $0.1 million was due to lower advertising and media spend.

Income Taxes
The Company recorded income tax expense of $0.2 million and an effective tax rate of 3.6% for the second quarter of 2024, compared to income tax expense of $0.4 million and an effective tax rate of 7.6% for the first quarter of 2024, and an income tax benefit of $0.2 million for the second quarter of 2023.

Loans and Credit Quality
Total loans as of June 30, 2024 were $4.0 billion, an increase of $51.3 million, or 1.3%, compared to March 31, 2024, and an increase of $314.3 million, or 8.6%, compared to June 30, 2023. Total commercial loan balances were $3.1 billion as of June 30, 2024, an increase of $46.9 million, or 1.5%, compared to March 31, 2024, and an increase of $297.0 million, or 10.5%, compared to June 30, 2023. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by growth in investor commercial real estate, small business lending and franchise finance balances. These items were partially offset by decreases in the commercial and industrial, single tenant lease financing, public finance and healthcare finance portfolios. Quarter-end balances in the commercial and industrial and construction portfolios were impacted by early payoffs of higher-yielding variable rate loans. The increase in investor commercial real estate balances included loans with strong variable rate pricing that closed later in the quarter and, therefore, had very little impact on interest income for the quarter.

Total consumer loan balances were $800.5 million as of June 30, 2024, an increase of $7.0 million, or 0.9%, compared to March 31, 2024, and an increase of $27.8 million, or 3.6%, compared to June 30, 2023. The increase compared to the linked quarter was due primarily to higher balances in the trailers, recreational vehicles and other consumer loan portfolios, partially offset by a decrease in the residential mortgage portfolio.

Total delinquencies 30 days or more past due were 0.56% of total loans as of June 30, 2024, compared to 0.53% at March 31, 2024, and 0.09% as of June 30, 2023. The slight increase compared to the linked quarter was due primarily to an increase in delinquencies in residential mortgage loans.

Nonperforming loans were 0.33% of total loans as of June 30, 2024, unchanged from March 31, 2024, and compared to 0.17% as of June 30, 2023. Nonperforming loans totaled $13.0 million at June 30, 2024, down slightly from $13.1 million at March 31, 2024, and up from $6.2 million as of June 30, 2023. Additionally, the composition of nonperforming loans at the end of the second quarter of 2024 was relatively consistent with the linked quarter.

The allowance for credit losses (“ACL”) as a percentage of total loans was 1.10% as of June 30, 2024, compared to 1.05% as of March 31, 2024, and 0.99% as of June 30, 2023. The increase in the ACL reflects growth and higher coverage ratios in certain loan portfolios as well as additional reserves related to small business lending, partially offset by the positive impact of economic data on forecasted loss rates and qualitative factors on other portfolios.

Net charge-offs of $1.4 million were recognized during the second quarter of 2024, resulting in net charge-offs to average loans of 0.14%, compared to $0.5 million, or 0.05%, for the first quarter of 2024, and $1.6 million, or 0.17%, for the second quarter of 2023. Net charge-offs in the second quarter of 2024 were driven primarily by franchise finance, including one loan that had been previously reserved for, and small business lending.

The provision for credit losses in the second quarter of 2024 was $4.0 million, compared to $2.4 million for the first quarter of 2024, and $1.7 million for the second quarter of 2023. The provision for the second quarter of 2024 was driven primarily by growth and changes in the loan composition, net charge-offs and an increase in reserves related to small business lending, partially offset by the positive impact of economic forecasts and adjustments to qualitative factors on other portfolios.

Capital
As of June 30, 2024, total shareholders’ equity was $372.0 million, an increase of $5.2 million, or 1.4%, compared to March 31, 2024, and an increase of $17.6 million, or 5.0%, compared to June 30, 2023. The increase in total shareholders’ equity during the second quarter of 2024 compared to the linked quarter was due primarily to the net income earned during the quarter. Book value per common share increased to $42.91 as of June 30, 2024, up from $42.37 as of March 31, 2024, and $40.38 as of June 30, 2023. Tangible book value per share was $42.37 as of June 30, 2024, up from $41.83 as of March 31, 2024, and $39.85 as of June 30, 2023.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of June 30, 2024.

	As of June 30, 2024
	Company	Bank

Total shareholders’ equity to assets	6.96%	8.45%
Tangible common equity to tangible assets [1]	6.88%	8.37%
Tier 1 leverage ratio [2]	7.24%	8.77%
Common equity tier 1 capital ratio [2]	9.47%	11.47%
Tier 1 capital ratio [2]	9.47%	11.47%
Total risk-based capital ratio [2]	13.13%	12.58%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 2:00 p.m. Eastern Time on Thursday, July 25, 2024 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 259-6580; access code: 10885532. A recorded replay can be accessed through August 25, 2024 by dialing (877) 674-7070; access code: 885532.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $5.3 billion as of June 30, 2024. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “growth,” ”improve,” “may,” “ongoing,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, and SBA loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	BLASTmedia for First Internet Bank
Director of Corporate Administration	Zach Weismiller
(317) 428-4628	firstib@blastmedia.com
investors@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income	$5,775	5,181	$3,882	$10,956	$865

Per share and share information
Earnings per share - basic	$0.67	$0.60	$0.44	$1.26	$0.10
Earnings per share - diluted	0.67	0.59	0.44	1.25	0.10
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	42.91	42.37	40.38	42.91	40.38
Tangible book value per common share [1]	42.37	41.83	39.85	42.37	39.85
Common shares outstanding	8,667,894	8,655,854	8,774,507	8,667,894	8,774,507
Average common shares outstanding:
Basic	8,594,315	8,679,429	8,903,213	8,684,093	8,963,308
Diluted	8,656,215	8,750,297	8,908,180	8,750,017	8,980,262
Performance ratios
Return on average assets	0.44%	0.40%	0.32%	0.42%	0.04%
Return on average shareholders' equity	6.28%	5.64%	4.35%	5.96%	0.48%
Return on average tangible common equity [1]	6.36%	5.71%	4.40%	6.04%	0.49%
Net interest margin	1.67%	1.66%	1.53%	1.67%	1.64%
Net interest margin - FTE [1,2]	1.76%	1.75%	1.64%	1.76%	1.76%
Capital ratios [3]
Total shareholders' equity to assets	6.96%	6.87%	7.16%	6.96%	7.16%
Tangible common equity to tangible assets [1]	6.88%	6.79%	7.07%	6.88%	7.07%
Tier 1 leverage ratio	7.24%	7.33%	7.63%	7.24%	7.63%
Common equity tier 1 capital ratio	9.47%	9.52%	10.10%	9.47%	10.10%
Tier 1 capital ratio	9.47%	9.52%	10.10%	9.47%	10.10%
Total risk-based capital ratio	13.13%	13.18%	13.87%	13.13%	13.87%
Asset quality
Nonperforming loans	$12,978	$13,050	$6,227	$12,978	$6,227
Nonperforming assets	13,055	13,425	6,397	13,055	6,397
Nonperforming loans to loans	0.33%	0.33%	0.17%	0.33%	0.17%
Nonperforming assets to total assets	0.24%	0.25%	0.13%	0.24%	0.13%
Allowance for credit losses - loans to:
Loans	1.10%	1.05%	0.99%	1.10%	0.99%
Nonperforming loans	334.5%	313.3%	579.1%	334.5%	579.1%
Net charge-offs to average loans	0.14%	0.05%	0.17%	0.10%	0.49%
Average balance sheet information
Loans	$3,930,976	$3,889,667	$3,653,839	$3,910,322	$3,614,054
Total securities	744,537	703,509	604,182	724,023	594,777
Other earning assets	469,045	434,118	511,295	451,582	421,793
Total interest-earning assets	5,150,305	5,030,216	4,771,623	5,090,261	4,636,453
Total assets	5,332,776	5,207,936	4,927,712	5,270,356	4,788,209
Noninterest-bearing deposits	116,939	113,341	117,496	115,140	126,194
Interest-bearing deposits	4,172,976	3,987,009	3,713,086	4,079,992	3,563,359
Total deposits	4,289,915	4,100,350	3,830,582	4,195,132	3,689,553
Shareholders' equity	369,825	369,371	358,312	369,598	360,779

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	June 30, 2024	March 31, 2024	June 30, 2023
Assets
Cash and due from banks	$6,162	$6,638	$9,503
Interest-bearing deposits	390,624	474,626	456,128
Securities available-for-sale, at fair value	488,572	482,431	379,394
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	270,349	235,738	230,605
Loans held-for-sale	19,384	22,589	32,001
Loans	3,961,146	3,909,804	3,646,832
Allowance for credit losses - loans	(43,405)	(40,891)	(36,058)
Net loans	3,917,741	3,868,913	3,610,774
Accrued interest receivable	28,118	26,809	24,101
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	28,350
Cash surrender value of bank-owned life insurance	40,834	41,154	40,357
Premises and equipment, net	72,516	73,231	73,525
Goodwill	4,687	4,687	4,687
Servicing asset	13,009	11,760	8,252
Other real estate owned	—	375	106
Accrued income and other assets	62,956	63,366	49,266
Total assets	$5,343,302	$5,340,667	$4,947,049

Liabilities
Noninterest-bearing deposits	$126,438	$130,760	$119,291
Interest-bearing deposits	4,147,484	4,143,008	3,735,017
Total deposits	4,273,922	4,273,768	3,854,308
Advances from Federal Home Loan Bank	575,000	574,936	614,931
Subordinated debt	104,993	104,915	104,684
Accrued interest payable	3,419	3,382	3,338
Accrued expenses and other liabilities	14,015	16,927	15,456
Total liabilities	4,971,349	4,973,928	4,592,717
Shareholders' equity
Voting common stock	185,175	184,720	186,545
Retained earnings	217,365	212,121	200,973
Accumulated other comprehensive loss	(30,587)	(30,102)	(33,186)
Total shareholders' equity	371,953	366,739	354,332
Total liabilities and shareholders' equity	$5,343,302	$5,340,667	$4,947,049

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest income
Loans	$57,094	$55,435	$46,906	$112,529	$90,749
Securities - taxable	6,476	5,694	3,835	12,170	7,441
Securities - non-taxable	970	969	860	1,939	1,658
Other earning assets	6,421	6,067	6,521	12,488	10,307
Total interest income	70,961	68,165	58,122	139,126	110,155
Interest expense
Deposits	44,495	42,129	34,676	86,624	61,946
Other borrowed funds	5,139	5,302	5,301	10,441	10,490
Total interest expense	49,634	47,431	39,977	97,065	72,436
Net interest income	21,327	20,734	18,145	42,061	37,719
Provision for credit losses	4,031	2,448	1,698	6,479	11,113
Net interest income after provision for credit losses	17,296	18,286	16,447	35,582	26,606
Noninterest income
Service charges and fees	246	220	218	466	427
Loan servicing revenue	1,470	1,323	850	2,793	1,635
Loan servicing asset revaluation	(829)	(434)	(358)	(1,263)	(413)
Mortgage banking activities	—	—	—	—	76
Gain on sale of loans	8,292	6,536	4,868	14,828	8,929
Other	1,854	702	293	2,556	663
Total noninterest income	11,033	8,347	5,871	19,380	11,317
Noninterest expense
Salaries and employee benefits	12,462	11,796	10,706	24,258	22,500
Marketing, advertising and promotion	609	736	705	1,345	1,549
Consulting and professional fees	1,022	853	711	1,875	1,637
Data processing	606	564	520	1,170	1,179
Loan expenses	1,597	1,445	1,072	3,042	3,049
Premises and equipment	3,154	2,826	2,661	5,980	5,438
Deposit insurance premium	1,172	1,145	936	2,317	1,479
Other	1,714	1,658	1,359	3,372	2,793
Total noninterest expense	22,336	21,023	18,670	43,359	39,624
Income (loss) before income taxes	5,993	5,610	3,648	11,603	(1,701)
Income tax provision (benefit)	218	429	(234)	647	(2,566)
Net income	$5,775	$5,181	$3,882	$10,956	$865

Per common share data
Earnings per share - basic	$0.67	$0.60	$0.44	$1.26	$0.10
Earnings per share - diluted	$0.67	$0.59	$0.44	$1.25	$0.10
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,936,723	$57,094	5.83%	$3,892,589	$55,435	5.73%	$3,656,146	$46,906	5.15%
Securities - taxable	670,502	6,476	3.88%	627,216	5,694	3.65%	531,040	3,835	2.90%
Securities - non-taxable	74,035	970	5.27%	76,293	969	5.11%	73,142	860	4.72%
Other earning assets	469,045	6,421	5.51%	434,118	6,067	5.62%	511,295	6,521	5.12%
Total interest-earning assets	5,150,305	70,961	5.54%	5,030,216	68,165	5.45%	4,771,623	58,122	4.89%
Allowance for credit losses - loans	(41,362)			(38,611)			(36,671)
Noninterest-earning assets	223,833			216,331			192,760
Total assets	$5,332,776			$5,207,936			$4,927,712

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$474,124	$2,567	2.18%	$415,106	$2,091	2.03%	$359,969	$1,509	1.68%
Savings accounts	22,987	48	0.84%	22,521	48	0.86%	29,915	64	0.86%
Money market accounts	1,243,011	13,075	4.23%	1,217,966	12,671	4.18%	1,274,453	12,314	3.88%
BaaS - brokered deposits	119,662	1,299	4.37%	85,366	931	4.39%	22,918	230	4.03%
Certificates and brokered deposits	2,313,192	27,506	4.78%	2,246,050	26,388	4.73%	2,025,831	20,559	4.07%
Total interest-bearing deposits	4,172,976	44,495	4.29%	3,987,009	42,129	4.25%	3,713,086	34,676	3.75%
Other borrowed funds	652,176	5,139	3.17%	716,735	5,302	2.98%	719,577	5,301	2.95%
Total interest-bearing liabilities	4,825,152	49,634	4.14%	4,703,744	47,431	4.06%	4,432,663	39,977	3.62%
Noninterest-bearing deposits	116,939			113,341			117,496
Other noninterest-bearing liabilities	20,860			21,480			19,241
Total liabilities	4,962,951			4,838,565			4,569,400
Shareholders' equity	369,825			369,371			358,312
Total liabilities and shareholders' equity	$5,332,776			$5,207,936			$4,927,712

Net interest income		$21,327			$20,734			$18,145

Interest rate spread			1.40%			1.39%			1.27%
Net interest margin			1.67%			1.66%			1.53%
Net interest margin - FTE [2,3]			1.76%			1.75%			1.64%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,914,656	$112,529	5.78%	$3,619,883	$90,749	5.06%
Securities - taxable	648,860	12,170	3.77%	521,533	7,441	2.88%
Securities - non-taxable	75,163	1,939	5.19%	73,244	1,658	4.56%
Other earning assets	451,582	12,488	5.56%	421,793	10,307	4.93%
Total interest-earning assets	5,090,261	139,126	5.50%	4,636,453	110,155	4.79%
Allowance for credit losses - loans	(39,986)			(35,877)
Noninterest-earning assets	220,081			187,633
Total assets	$5,270,356			$4,788,209

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$444,615	$4,658	2.11%	$346,878	$2,409	1.40%
Savings accounts	22,754	96	0.85%	34,175	145	0.86%
Money market accounts	1,230,488	25,746	4.21%	1,325,741	24,614	3.74%
BaaS - brokered deposits	102,514	2,230	4.37%	18,852	368	3.94%
Certificates and brokered deposits	2,279,621	53,894	4.75%	1,837,713	34,410	3.78%
Total interest-bearing deposits	4,079,992	86,624	4.27%	3,563,359	61,946	3.51%
Other borrowed funds	684,456	10,441	3.07%	719,538	10,490	2.94%
Total interest-bearing liabilities	4,764,448	97,065	4.10%	4,282,897	72,436	3.41%
Noninterest-bearing deposits	115,140			126,194
Other noninterest-bearing liabilities	21,170			18,339
Total liabilities	4,900,758			4,427,430
Shareholders' equity	369,598			360,779
Total liabilities and shareholders' equity	$5,270,356			$4,788,209

Net interest income		$42,061			$37,719

Interest rate spread			1.40%			1.38%
Net interest margin			1.67%			1.64%
Net interest margin - FTE [2,3]			1.76%			1.76%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	June 30, 2024		March 31, 2024		June 30, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$115,585	2.9%	$133,897	3.4%	$112,423	3.1%
Owner-occupied commercial real estate	58,089	1.5%	57,787	1.5%	59,564	1.6%
Investor commercial real estate	188,409	4.8%	128,276	3.3%	137,504	3.8%
Construction	328,922	8.3%	325,597	8.3%	192,453	5.3%
Single tenant lease financing	927,462	23.4%	941,597	24.1%	947,466	25.9%
Public finance	486,200	12.3%	498,262	12.7%	575,541	15.8%
Healthcare finance	202,079	5.1%	213,332	5.5%	245,072	6.7%
Small business lending	270,129	6.8%	239,263	6.1%	170,550	4.7%
Franchise finance	551,133	13.9%	543,122	13.9%	390,479	10.6%
Total commercial loans	3,128,008	79.0%	3,081,133	78.8%	2,831,052	77.5%

Consumer loans
Residential mortgage	382,549	9.7%	390,009	10.0%	396,154	10.9%
Home equity	21,405	0.5%	22,753	0.6%	24,375	0.7%
Trailers	197,738	5.0%	191,353	4.9%	178,035	4.9%
Recreational vehicles	150,151	3.8%	145,475	3.7%	133,283	3.7%
Other consumer loans	48,638	1.2%	43,847	1.1%	40,806	1.1%
Total consumer loans	800,481	20.2%	793,437	20.3%	772,653	21.3%

Net deferred loan fees, premiums, discounts and other [1]	32,657	0.8%	35,234	0.9%	43,127	1.2%

Total loans	$3,961,146	100.0%	$3,909,804	100.0%	$3,646,832	100.0%

	June 30, 2024		March 31, 2024		June 30, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$126,438	3.0%	$130,760	3.1%	$119,291	3.1%
Interest-bearing demand deposits	480,141	11.2%	423,529	9.9%	398,899	10.3%
Savings accounts	22,619	0.5%	23,554	0.6%	28,239	0.7%
Money market accounts	1,222,197	28.6%	1,251,230	29.2%	1,232,719	32.0%
BaaS - brokered deposits	140,180	3.3%	107,911	2.5%	25,549	0.7%
Certificates of deposits	1,829,644	42.8%	1,738,996	40.7%	1,366,409	35.5%
Brokered deposits	452,703	10.6%	597,788	14.0%	683,202	17.7%
Total deposits	$4,273,922	100.0%	$4,273,768	100.0%	$3,854,308	100.0%

1 Includes carrying value adjustments of $25.6 million, $26.9 million and $30.5 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Total equity - GAAP	$371,953	$366,739	$354,332	$371,953	$354,332
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$367,266	$362,052	$349,645	$367,266	$349,645

Total assets - GAAP	$5,343,302	$5,340,667	$4,947,049	$5,343,302	$4,947,049
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,338,615	$5,335,980	$4,942,362	$5,338,615	$4,942,362

Common shares outstanding	8,667,894	8,655,854	8,774,507	8,667,894	8,774,507

Book value per common share	$42.91	$42.37	$40.38	$42.91	$40.38
Effect of goodwill	(0.54)	(0.54)	(0.53)	(0.54)	(0.53)
Tangible book value per common share	$42.37	$41.83	$39.85	$42.37	$39.85

Total shareholders' equity to assets	6.96%	6.87%	7.16%	6.96%	7.16%
Effect of goodwill	(0.08%)	(0.08%)	(0.09%)	(0.08%)	(0.09%)
Tangible common equity to tangible assets	6.88%	6.79%	7.07%	6.88%	7.07%

Total average equity - GAAP	$369,825	$369,371	$358,312	$369,598	$360,779
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$365,138	$364,684	$353,625	$364,911	$356,092

Return on average shareholders' equity	6.28%	5.64%	4.35%	5.96%	0.48%
Effect of goodwill	0.08%	0.07%	0.05%	0.08%	0.01%
Return on average tangible common equity	6.36%	5.71%	4.40%	6.04%	0.49%

Total interest income	$70,961	$68,165	$58,122	$139,126	$110,155
Adjustments:
Fully-taxable equivalent adjustments [1]	1,175	1,190	1,347	2,365	2,731
Total interest income - FTE	$72,136	$69,355	$59,469	$141,491	$112,886

Net interest income	$21,327	$20,734	$18,145	$42,061	$37,719
Adjustments:
Fully-taxable equivalent adjustments [1]	1,175	1,190	1,347	2,365	2,731
Net interest income - FTE	$22,502	$21,924	$19,492	$44,426	$40,450

Net interest margin	1.67%	1.66%	1.53%	1.67%	1.64%
Effect of fully-taxable equivalent adjustments [1]	0.09%	0.09%	0.11%	0.09%	0.12%
Net interest margin - FTE	1.76%	1.75%	1.64%	1.76%	1.76%

1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Total revenue - GAAP	$32,360	$29,081	$24,016	$61,441	$49,036
Adjustments:
Mortgage-related revenue	—	—	—	—	(65)
Adjusted total revenue	$32,360	$29,081	$24,016	$61,441	$48,971

Noninterest income - GAAP	$11,033	$8,347	$5,871	$19,380	$11,317
Adjustments:
Mortgage-related revenue	—	—	—	—	(65)
Adjusted noninterest income	$11,033	$8,347	$5,871	$19,380	$11,252

Noninterest expense - GAAP	$22,336	$21,023	$18,670	$43,359	$39,624
Adjustments:
Mortgage-related costs	—	—	—	—	(3,052)
IT Termination fees	(452)	—	—	(452)	—
Anniversary expenses	(120)	—	—	(120)	—
Adjusted noninterest expense	$21,764	$21,023	$18,670	$42,787	$36,572

Income (loss) before income taxes - GAAP	$5,993	$5,610	$3,648	$11,603	$(1,701)
Adjustments:[1]
Mortgage-related revenue	—	—	—	—	(65)
Mortgage-related costs	—	—	—	—	3,052
Partial charge-off of C&I participation loan	—	—	—	—	6,914
IT Termination fees	452	—	—	452	—
Anniversary expenses	120	—	—	120	—
Adjusted income before income taxes	$6,565	$5,610	$3,648	$12,175	$8,200

Income tax provision (benefit) - GAAP	$218	$429	$(234)	$647	$(2,566)
Adjustments:[1]
Mortgage-related revenue	—	—	—	—	(14)
Mortgage-related costs	—	—	—	—	641
Partial charge-off of C&I participation loan	—	—	—	—	1,452
IT Termination fees	95	—	—	95	—
Anniversary expenses	25	—	—	25	—
Adjusted income tax provision (benefit)	$338	$429	$(234)	$767	$(487)

Net income - GAAP	$5,775	$5,181	$3,882	$10,956	$865
Adjustments:
Mortgage-related revenue	—	—	—	—	(51)
Mortgage-related costs	—	—	—	—	2,411
Partial charge-off of C&I participation loan	—	—	—	—	5,462
IT Termination fees	357	—	—	357	—
Anniversary expenses	95	—	—	95	—
Adjusted net income	$6,227	$5,181	$3,882	$11,408	$8,687
[1]Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Diluted average common shares outstanding	8,656,215	8,750,297	8,908,180	8,750,017	8,980,262

Diluted earnings per share - GAAP	$0.67	$0.59	$0.44	$1.25	$0.10
Adjustments:
Effect of mortgage-related revenue	—	—	—	—	(0.01)
Effect of mortgage-related costs	—	—	—	—	0.27
Effect of partial charge-off of C&I participation loan	—	—	—	—	0.61
Effect of IT termination fees	0.04	—	—	0.04	—
Effect of anniversary expenses	0.01	—	—	0.01	—
Adjusted diluted earnings per share	$0.72	$0.59	$0.44	$1.30	$0.97

Return on average assets	0.44%	0.40%	0.32%	0.42%	0.04%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.00%	0.10%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.00%	0.23%
Effect of IT termination fees	0.03%	0.00%	0.00%	0.01%	0.00%
Effect of anniversary expenses	0.01%	0.00%	0.00%	0.00%	0.00%
Adjusted return on average assets	0.48%	0.40%	0.32%	0.43%	0.37%

Return on average shareholders' equity	6.28%	5.64%	4.35%	5.96%	0.48%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	(0.03%)
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.00%	1.35%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.00%	3.05%
Effect of IT termination fees	0.39%	0.00%	0.00%	0.19%	0.00%
Effect of anniversary expenses	0.10%	0.00%	0.00%	0.05%	0.00%
Adjusted return on average shareholders' equity	6.77%	5.64%	4.35%	6.20%	4.85%

Return on average tangible common equity	6.36%	5.71%	4.40%	6.04%	0.49%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	(0.03%)
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.00%	1.37%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.00%	3.09%
Effect of IT termination fees	0.39%	0.00%	0.00%	0.20%	0.00%
Effect of anniversary expenses	0.10%	0.00%	0.00%	0.05%	0.00%
Adjusted return on average tangible common equity	6.85%	5.71%	4.40%	6.29%	4.92%